As filed with the Securities and Exchange Commission on November 14, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ORIENT-EXPRESS HOTELS LTD.

(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	98-0223493 (I.R.S. Employer Identification No.)

22 Victoria Street
Hamilton HM 12, Bermuda
(441) 295-2244
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John T. Landry, Jr.
Orient-Express Hotels Inc.
1114 Avenue of the Americas
New York, New York 10036
(212) 302 5055
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Vincent Monte-Sano
Carter Ledyard & Milburn LLP
2 Wall Street
New York, New York 10005
(212) 732-3200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

                If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered		Proposed maximum offering price per unit		Proposed maximum aggregate offering price		Amount of registration fee
Class A Common Shares, par value $.01 each		(1)		(1)		(1)	$0	(2)
Preferred Share Purchase Rights(3)		(1)		(1)		(1)	$0	(2)
Preferred Shares, par value $.01 each		(4)		(4)		(4)	$0	(2)
Warrants		(5)		(5)		(5)	$0	(2)
Debt Securities		(6)		(6)		(6)	$0	(2)

(1)                                There are being registered under this registration statement such an unspecified number of class A common shares and attached Rights of the registrant as may from time to time be offered at unspecified prices.

(2)                                In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

(3)                                The Rights are presently attached to and transferable only with the class A common shares of the registrant. The value, if any, attributable to the Rights to be offered is included in the proposed offering price of the class A common shares.

(4)                                There are being registered under this registration statement such an unspecified number of preferred shares of the registrant as may from time to time be offered at unspecified prices.  Also covered is such an unspecified number of class A common shares (with accompanying Rights) (i) as may be deliverable upon conversion of preferred shares, and (ii) as may be required for delivery upon conversion of preferred shares as a result of anti-dilution provisions.

(5)                                There are being registered under this registration statement such an unspecified number of warrants of the registrant representing rights to purchase class A common shares, preferred shares or debt securities as may from time to time be offered at unspecified prices.  Also covered is such unspecified number of class A common shares (with accompanying Rights), preferred shares and debt securities (i) as may be issuable or deliverable upon exercise of the warrants, and (ii) as may be required for delivery upon exercise of any warrants as a result of anti-dilution provisions.

(6)                                There are being registered under this registration statement such an unspecified number of debt securities of the registrant as may from time to time be offered at unspecified prices.  Also covered is such an unspecified amount of class A common shares (with accompanying Rights) and preferred shares (i) as may be issuable or deliverable upon the exercise or conversion of debt securities, and (ii) as may be required for delivery upon exercise or conversion of debt securities as a result of anti-dilution provisions.

This registration statement shall become effective immediately upon filing, as provided in Rule 462(e) under the Securities Act of 1933.

The information contained in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Prospectus Dated November 14, 2008

PROSPECTUS

Orient-Express Hotels Ltd.
Class A Common Shares	Warrants
Preferred Shares	Debt Securities

We may offer to the public from time to time in one or more series or issuances:

•                  class A common shares (with accompanying rights to purchase our series A junior participating preferred shares);

•                  preferred shares;

•                  warrants to purchase class A common shares (with accompanying rights to purchase our series A junior participating preferred shares), preferred shares and/or debt securities; or

•                  debt securities consisting of debentures, notes or other evidences of indebtedness.

Our series A preferred junior participating preferred shares are attached to and transferable only with the class A common shares.

We refer to the class A common shares, the preferred shares, warrants and debt securities collectively as “securities” in this prospectus.

Our class A common shares are traded on the New York Stock Exchange under the symbol “OEH”.  On November 13, 2008, the reported closing price per class A common share was $8.33.

This prospectus provides a general description of the securities we may offer.  Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus.  The prospectus supplement may also add, update, or change information contained in this prospectus.  This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.  You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

We will sell these securities directly to our shareholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time.  If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions, or discounts.

Investing in these securities involves certain risks.  Please carefully consider the “Risk Factors” in Part I-Item 1A. of our most recent Annual Report on Form 10-K and in Part II-Item 1A. of our most recent Quarterly Report on Form 10-Q incorporated by reference in this prospectus, and in any applicable prospectus supplement, for a discussion of the factors you should consider carefully before deciding to purchase these securities.

None of the Securities and Exchange Commission, any state securities commission or any Bermuda regulatory authority has approved or disapproved of the securities being offered by this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 14, 2008

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operation and prospects may have changed since that date.

In this prospectus, “Orient-Express Hotels,” “we,” “us” and “our” refer to Orient-Express Hotels Ltd., a Bermuda company, and, unless otherwise required by the context, its subsidiaries.

SUMMARY

This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial data and related notes incorporated by reference in this prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those discussed in “Risk Factors” and “Forward-Looking Statements.”

Orient-Express Hotels Ltd.

We are a hotel and travel company focused on the luxury end of the leisure market with many well-known and highly acclaimed properties.  We manage all of our properties, including those we partially own.

Hotels and restaurants represent the largest segment of our business.  We have investments in 41 hotels, two restaurants, six tourist trains and two river cruise operations in 25 countries. Our hotels include the Hotel Cipriani in Venice, the Grand Hotel Europe in St. Petersburg, the Hotel Ritz in Madrid, the Mount Nelson in Cape Town, the Copacabana Palace in Rio de Janeiro, the Maroma Resort and Spa in Riviera Maya, Mexico and La Samanna in St. Martin, French West Indies.

We also own and operate the ‘21’ Club restaurant in New York, New York and La Cabana restaurant in Buenos Aires. Besides hotels and restaurants, we operate a tourist train and cruise business which runs six tourist trains, four of which we own, including the legendary Venice Simplon-Orient-Express in Europe.   We began constructing and selling private residences with initial projects in Keswick, Virginia in 1999 and St. Martin, French West Indies in 2005.

Corporate Information

We maintain our registered office at 22 Victoria Street, Hamilton HM 12, Bermuda, telephone 441-295-2244.  Our main service subsidiary—Orient-Express Services Ltd.—in the United Kingdom is located at 20 Upper Ground, London SE1 9PF, England, telephone 011-44-20-7921-4000, and our main United States service subsidiary—Orient-Express Hotels Inc.—has offices at 1114 Avenue of the Americas, New York, New York 10036, telephone 212-302-5055.

Our website is www.orient-express.com. The information on this website is not a part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges:

	Year Ended December 31,					Nine Months Ended
	2003	2004	2005	2006	2007	September 30, 2008

Ratio of earnings to fixed charges	2.0	2.2	2.2	1.9	2.0	1.9

FORWARD-LOOKING STATEMENTS

This prospectus, and the reports and other information that we filed with the Securities and Exchange Commission (SEC) that are incorporated by reference in this prospectus, contain forward-looking statements, including statements regarding, among other things

•                  competitive factors in our businesses,

•                  future capital expenditures,

•                  future legislation in any country where we have significant assets or operations,

•                  strikes or other labor disruptions,

•                  currency fluctuations, and

•                  trends in our future operating performance.

We have based these forward-looking statements largely on our expectations as well as assumptions we have made and information currently available to our management. When used in this prospectus or in incorporated reports, the words “anticipate,” “believe,” “estimate,” “expect” and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, some of which are beyond our control. Actual results could differ materially from those anticipated, as a result of the factors described under “Risk Factors” in this prospectus and other factors. Furthermore, in light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus and incorporated reports might not transpire.

Except as may be required by law, we have no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

You should consider the “Risk Factors” included under Part I-Item 1A. of our most recent Annual Report on Form 10-K and under Part II-Item 1A. of our most recent Quarterly Report on Form 10-Q, which are incorporated by reference in this prospectus.  The risks and uncertainties we describe are not the only ones facing us.  Additional risks not presently known to us, or that we currently deem immaterial, may also impair out business operations.  If any of these risks were to occur, our business, financial condition, or results of operations would likely suffer.  In that event, the trading price of our class A common shares could decline, and you could lose all or part of your investment.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include working capital expenditures, acquisitions and investments.  Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION

We may sell securities in any of the ways described below, including any combination thereof:

•                  to or through underwriters or dealers;

•                  through one or more agents; or

•                  directly to one or more purchasers.

The distribution of the securities may be effected from time to time in one or more transactions:

•                  at a fixed price, or prices, which may be changed from time to time;

•                  at market prices prevailing at the time of sale;

•                  at prices related to such prevailing market prices; or

•                  at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•                  the name or names of any underwriters, dealers or agents, and the amounts of securities underwritten or purchased by each of them;

•                  the initial public offering price of the securities and the proceeds to us and any discounts, commissions, or concessions allowed or reallowed or paid to dealers; and

•                  any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.  In no event will any underwriter or dealer receive fees, commissions, and markups which, in the aggregate, would exceed eight percent of the price of the shares being registered.

Only the agents or underwriters named in the prospectus supplement are agents or underwriters in connection with the securities being offered.

We may authorize underwriters, dealers, or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement.  Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement.  Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval.  Delayed delivery contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.  Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Direct sales to investors or our shareholders may be accomplished through subscription offerings or through shareholder purchase rights distributed to shareholders. In connection with subscription offerings or the distribution of shareholder purchase rights to shareholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through shareholder purchase rights, the shareholder purchase rights will be distributed as a dividend to the shareholders for which they will pay no separate consideration. The prospectus supplement with respect to the offer of securities under shareholder purchase rights will set forth the relevant terms of the shareholder purchase rights, including:

•                  whether common shares for those securities will be offered under the shareholder purchase rights;

•                  the number of those securities or warrants that will be offered under the shareholder purchase rights;

•                  the period during which and the price at which the shareholder purchase rights will be exercisable;

•                  the number of shareholder purchase rights then outstanding;

•                  any provisions for changes to or adjustments in the exercise price of the shareholder purchase rights; and

•                  any other material terms of the shareholder purchase rights.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase.  Remarketing firms will act as principals for their own accounts or as our agents.  These remarketing firms will offer or sell the securities in accordance with the terms of the securities.  The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation.  Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.  Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Certain of the underwriters may use this prospectus and the accompanying prospectus supplement for offers and sales related to market making transactions in the securities.  These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

The securities may be new issues of securities and may have no established trading market.  The securities may or may not be listed on a national securities exchange.  Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

Certain persons participating in this offering may engage in overallotment, stabilizing transactions, short covering transactions, and penalty bids in accordance with rules and regulations under the Exchange Act.  Overallotment involves sales in excess of the offering size, which create a short position.  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Short covering transactions involve purchase of the securities in the open market after the distribution is completed to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.  Those activities may cause the price of the securities to be higher than it would otherwise be.  If commenced, the underwriters may discontinue any of the activities at any time.

DESCRIPTION OF COMMON SHARES

We currently have authorized 120,000,000 class A common shares, and 120,000,000 class B common shares, par value $0.01 each. As of September 30, 2008, there were 42,469,500 class A common shares outstanding. As of September 30, 2008, there were also 18,044,478 class B common shares outstanding, which are owned, and can be voted, by Orient-Express Holdings 1 Ltd., our wholly-owned subsidiary. These shares are accounted for as a reduction to outstanding shares for purposes of computing earnings per share while they are owned by Holdings.

The following description of our common shares is not a complete description of all of the terms of our common shares and should be read in conjunction with our charter documents and bye-laws.

Dividend Rights

Holders of our class A and class B common shares receive such dividends as our board of directors declares out of amounts available under Bermuda law for that purpose. The board of directors may not declare a cash dividend on the class A or class B common shares without at the same time declaring an equal cash dividend on the other class of common shares.

For distributions other than cash dividends, the class A and class B common shares rank equally and have the same rights, except that

•                  we can distribute class A common shares, or rights, options or warrants to subscribe for class A common shares, only to the holders of class A common shares,

•                  we can distribute class B common shares, or rights, options or warrants to subscribe for class B common shares, only to the holders of class B common shares, and

•                  the ratio of the number of class A common shares outstanding to the number of class B common shares outstanding, each on a fully diluted basis, must be the same immediately after such a distribution as immediately before it, except as may be provided in a shareholder rights plan adopted by our Board of Directors, such as the plan embodied in the shareholder rights agreement described below which permits holders of both class A and class B common shares to purchase series A junior participating preferred shares.

No Bermuda law, decree or regulation restricts the export or import of capital, affects payment of dividends or other distributions by us to non-resident shareholders, or subjects United States holders of class A or class B common shares to Bermuda taxes. Payment of dividends depends upon our results of operations, financial position, capital requirements and other relevant factors.

Voting Rights

Except as otherwise provided by Bermuda law, the holders of class A and class B common shares have exclusive voting rights at any general meeting of shareholders, subject to the voting rights of the holders of any preferred shares which we may issue in the future.

In general, holders of class A common shares and holders of class B common shares vote together as a single class with holders of class A common shares having one-tenth of one vote per share and holders of class B common shares having one vote per share. However,

•                  Any action varying the rights of either class would require the separate approval of that class as well as the approval of both classes voting together.

•                  Any “Business Combination,” as defined in the bye-laws, involving us and an “interested person” must be approved by the holders of not less than 90% of the outstanding class A and class B common shares voting together as a single class, each with one vote, unless the Business Combination meets certain procedural and fair price requirements. An interested person is defined generally as a person, other than Orient-Express Hotels and our subsidiaries, which is the beneficial owner of shares or rights over shares carrying 15% or more of the votes which may be cast at any general meeting of shareholders.

•                  The shareholders may remove directors from office, with or without cause, at a special general meeting only by a resolution adopted by the holders of not less than 90% of the outstanding class A and class B common shares voting together as a single class, each with one vote. A director may also be removed for cause by resolution of the directors, or can be defeated for re-election at an annual general meeting.

•                  If at any time a person becomes an interested person as defined above, that person, with certain exceptions, will not be able to cast more than 15% of the votes which may be cast at any general meeting of shareholders for a period of five years from the date that such person first became an interested person.

There is no provision for cumulative voting for the election of our directors, under which, for example, a shareholder with ten votes participating in an election for three directors could cast 30 votes for one nominee rather than ten votes for each of three nominees. In the absence of cumulative voting, all of the directors can be elected by those shareholders which together can cast a majority of the votes represented by all outstanding class A common shares each with one-tenth of a vote and all outstanding class B common shares each with one vote. As long as the number of outstanding class B common shares exceeds one-tenth the number of outstanding class A common shares, the holders of class B common shares could control the outcome of most matters submitted to a vote of our shareholders.

In general, under The Companies Act 1981 of Bermuda and our bye-laws, approval of any matter proposed at any general meeting requires the affirmative vote of a simple majority of the total votes cast on that matter by the holders of class A common shares, each with one-tenth of a vote, and class B common shares, each with one vote, present in person or represented by proxy. Matters requiring such simple majority approval include proposals for the sale of all or substantially all of our assets, and amendments to our memorandum of association or bye-laws. A few matters would require more than majority approval under The Companies Act 1981, such as loans to directors, which would require the affirmative vote of at least 90% of the total votes of all outstanding class A common shares, each with one-tenth of a vote, and class B common shares, each with one vote, or a change of our independent auditors, which would require the affirmative vote of at least two-thirds of the total votes cast of class A common shares, each with one-tenth of a vote, and class B common shares, each with one vote, or a proposal for the amalgamation or merger of Orient-Express Hotels with another corporation, which would require the affirmative vote of at least 75% of the total votes cast of class A common shares, each with one-tenth of a vote,  and class B common shares, each with one vote.

The normal quorum for general meetings is the presence, in person or by proxy, of the holders of class A and class B common shares carrying a majority of the votes which may be cast at the meeting. However, at any special general meeting called for the purpose of electing directors or increasing or reducing the number of directors, the holders of not less than 90% in number of the outstanding class A and class B common shares must be present in person or by proxy to constitute a quorum.

There are no limitations imposed by Bermuda law or by our memorandum of association and bye-laws on the rights of persons who are not citizens or residents of Bermuda to hold or vote class A or class B common shares.

Capital Share Structure - Voting

Our wholly-owned subsidiary Orient-Express Holdings 1 Ltd. currently holds all of our 18,044,478 outstanding class B common shares representing about 81% of the combined voting power of class A and B common shares for most matters submitted to a vote of shareholders.

Two institutional shareholders (collectively owning approximately 14.3% of the class A common shares) have challenged our corporate governance structure as it relates to the ownership and voting of class B common shares.  Pursuant to a purported requisition by these shareholders under the Companies Act 1981 of Bermuda (as amended), we convened and held a special general meeting of shareholders on October 10, 2008 to consider two resolutions (i) to amend our bye-laws to treat the class B common shares as ‘treasury shares’ with no voting rights and (ii) to cancel the class B common shares.   The resolutions were rejected at that shareholders meeting by a majority of the votes of the outstanding class A and class B shares voting together as a single class.

Our corporate governance structure has been analyzed by legal counsel, and we believe that the structure is valid under Bermuda law.  Our corporate governance structure has been in place since we became a public company in 2000, has been fully described in our public filings and clearly disclosed to investors considering buying our securities.

Preferred Share Purchase Rights

We have in place a shareholder rights agreement providing for rights to purchase our series A junior participating preferred shares. The rights are not currently exercisable and they are attached to and trade together with the class A and class B common shares on a one-to-one basis. A right will be attached to each class A common share sold in an offering.

The shareholder rights agreement will take effect not earlier than the tenth day after the first to occur of

•                  the public announcement that a person or group has become an “acquiring person,” that is, a person or group that has acquired beneficial ownership of 15% or more of the outstanding class A common shares or 15% or more of the outstanding class B common shares, but excluding any of our subsidiaries, and

•                  the commencement or announcement of an intended tender offer or exchange offer for 30% or more of the outstanding class A common shares or 30% or more of the outstanding class B common shares.

At that time, the rights then attached to all outstanding class A and class B common shares will become separate securities, and each right will entitle our holder to purchase one one-hundredth of our series A junior participating preferred share at an exercise price of $142. The exercise price will be adjusted in the future to reflect share splits and other changes to the class A and class B common shares.

However,

•                  From and after the date on which any person becomes an acquiring person, each holder of a right other than the acquiring person may exercise the right and receive, at the then current exercise price of the right, that number of class A common shares, in the case of a right which previously was attached to a class A common share, or that number of class B common shares, in the case of a right which previously was attached to a class B common share, or other securities, cash or property, then having a market value of twice the exercise price;

•                  If, after the shareholder rights agreement takes effect, we are acquired by consolidation, merger or amalgamation, or we sell or otherwise transfer 50% or more of our consolidated assets or earning power, each holder of a right, other than an acquiring person, may exercise the right and receive, at the then current exercise price of the right, an amount of the common equity of the acquiring company or its public company parent which at the time of such transaction would have a market value of twice the exercise price of the right; and

•                  At any time after any person becomes an acquiring person and before a person or group (other than Orient-Express Hotels or certain of our affiliates) acquires beneficial ownership of 50% or more of the total voting rights which may be cast at any general meeting of shareholders, our board of directors may exchange all or some of the rights other than rights beneficially owned by an acquiring person, which rights will thereafter be void, at an exchange ratio of

(A)          one class A common share per right in the case of rights which, prior to the date they became separate securities, were evidenced by certificates for class A common shares, and

(B)           one class B common share per right in the case of rights which, prior to the date they became separate securities, were evidenced by certificates for class B common shares,

subject to adjustment in certain events.

Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder including, without limitation, the right to vote or to receive dividends. While the issuance of the rights will not be taxable to shareholders or to Orient-Express Hotels for United States federal income tax purposes, shareholders may, depending on the circumstances, recognize taxable income for United States federal income tax purposes in the event the rights become exercisable, or upon their exercise, for class A or class B common shares (or other consideration). The rights will expire on June 1, 2010. However, our board of directors may redeem all but only all of the rights sooner at a price of $0.05 per right at any time before the close of business on the tenth day after the date on which a person becomes an acquiring person.

The purpose of the rights is to diminish the attractiveness of our company to persons who might otherwise have an interest in acquiring control of our company on unfair or coercive terms and to impede such persons from attempting to gain control of our company on such terms through a tender or exchange offer, by a proxy contest or by other means.

Computershare Trust Company, N.A. serves as the rights agent under the shareholder rights agreement.

Liquidation Rights

In a liquidation, dissolution or winding-up, holders of class A and class B common shares as a single class would participate equally per share in the assets remaining available for distribution to shareholders, after payment of our liabilities and the liquidation preferences on our preferred shares.

Conversion Rights

The class A common shares are not convertible into any other security. Each class B common share is convertible at any time without any additional payment into one class A common share.

Miscellaneous

Neither class A nor class B common shares have the benefit of sinking fund provisions or are redeemable or carry any preemptive or other rights to subscribe for additional shares, except that holders of class B common shares may convert their shares into class A common shares as described above. The holders of class A and class B common shares are not liable for any further calls or assessments.

In 2007, our shareholders approved amendments to the company’s bye-laws that permit certain notices and other documents to be given through the company’s website, www.orient-express.com, and notices of our general meetings to be given by posting them on the website or by e-mail.

The transfer agent and registrar for the class A common shares is Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED SHARES

We currently have authorized 30,000,000 preferred shares, par value $0.01 each, none of which are issued or outstanding.

Under Bermuda law and our bye-laws, our board of directors is authorized, without shareholder approval, to issue preferred shares from time to time in one or more series.  Subject to limitations prescribed by Bermuda law and our bye-laws, the board of directors can determine the number of shares constituting each series of preferred shares and the rights of the preferred rights with regard to dividends, voting, redemption and other matters.  These may include provisions concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and other subjects or matters as may be fixed by resolution of the board or an authorized committee of the board.

If we offer a specific series of preferred shares under this prospectus, we will describe the terms of the preferred shares in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC.  To the extent required, this description will include:

•                  the title stated value;

•                  the number of shares offered, the liquidation preference per share, and the purchase price;

•                  the dividend rate(s), period(s), and/or payment date(s), or method(s) of calculation for such dividends;

•                  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•                  the procedures for any auction and remarketing, if any;

•                  the provisions for a sinking fund, if any;

•                  any listing of the preferred shares on any securities exchange or market;

•                  whether the preferred shares will be convertible into common shares and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•                  voting rights, if any, of the preferred shares;

•                  any redemption features;

•                  any pre-emptive rights;

•                  a discussion of any material and/or special U.S. federal income tax consideration applicable to the preferred shares;

•                  the relative ranking and preferences of the preferred shares as to dividend rights and rights upon liquidation, dissolution, or winding up of the affairs of Orient-Express Hotels; and

•                  any material limitations on issuance of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares as to dividend rights and rights upon liquidation, dissolution, or winding up of Orient-Express Hotels.

The preferred shares offered by this prospectus will, when issued, be fully paid and nonassessable.

The transfer agent and registrar for any series or class of preferred shares will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase class A common shares, preferred shares, and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement.  Below is a description of certain general terms and provisions of the warrants that we may offer.  Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•                  the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•                  the currency or currency units in which the offering price, if any, and the exercise price are payable;

•                  the designation, amount, and terms of the securities purchasable upon exercise of the warrants;

•                  if applicable, the exercise price for class A common shares and the number of class A common shares to be received upon exercise of the warrants;

•                  if applicable, the exercise price for preferred shares, the number of preferred shares to be received upon exercise, and a description of that series of our preferred shares;

•                  if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•                  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•                  whether the warrants will be issued in fully registered form or bearer form, in definitive or global form, or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•                  any applicable material U.S. federal income tax consequences;

•                  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, or other agents;

•                  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•                  if applicable, the date from and after which the warrants and the class A common shares, preferred shares, and/or debt securities will be separately transferable;

•                  if applicable, the minimum or maximum amount of the warrants that may be exercised at any other time;

•                  information with respect to book-entry procedures, if any;

•                  the anti-dilution provisions of the warrants, if any;

•                  any redemption or call provisions;

•                  whether the warrants are to be sold separately or with other securities as parts of units; and

•                  any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEBT SECURITIES

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between Orient-Express Hotels and the trustee identified in the applicable prospectus supplement.  The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture.  The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount.  We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•                  the title of the series;

•                  the aggregate principal amount;

•                  the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•                  any limit on the aggregate principal amount;

•                  the date or dates on which principal is payable;

•                  the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•                  the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•                  the place or places where principal and, if applicable, premium and interest, is payable;

•                  the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•                  the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;

•                  whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

•                  the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•                  the currency of denomination;

•                  the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•                  if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

•                  if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

•                  the provisions, if any, relating to any collateral provided for such debt securities;

•                  any events of default;

•                  the terms and conditions, if any, for conversion into or exchange for class A common shares or preferred shares;

•                  any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

•                  the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of Orient-Express Hotels.

One or more debt securities may be sold at a substantial discount below their stated principal amount.  We may also issue debt securities in bearer form, with or without coupons.  If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units.  If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

AUTHORIZED REPRESENTATIVE

Our authorized representative in the United States for this offering as required pursuant to Section 6(a) of the Securities Act of 1933, is J. Robert Lovejoy, 640 Fifth Avenue, Suite 1700,  New York, New York 10019. We have agreed to indemnify the authorized representative against liabilities under the Securities Act of 1933.

LEGAL MATTERS

Carter Ledyard & Milburn LLP, New York, New York, will be passing upon matters of United States law for us with respect to securities offered by this prospectus and any accompanying prospectus supplement.  Appleby, Hamilton, Bermuda, will pass upon matters of Bermuda law for us with respect to securities offered by this prospectus and any accompanying prospectus supplement.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule incorporated in this prospectus by reference from Orient-Express Hotels’ Annual Report on Form 10-K for the year ended December 31, 2007 as well as the effectiveness of internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in its reports, which are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 that we filed on November 14, 2008, with the Securities Exchange Commission, or SEC, under the Securities Act of 1933. We refer you to this registration statement, for further information about us and the class A common shares offered hereby.

                We file annual, quarterly and special reports and other information with the Securities and Exchange Commission (Commission File Number 1-16017). These filings contain important information that does not appear in this prospectus. For further information about us, you may read and copy these filings at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549-0102. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available on the SEC Internet site at http://www.sec.gov, which contains periodic reports and other information regarding issuers that file electronically.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2007,

•                  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008,

•                  our Current Reports on Form 8-K, bearing cover dates January 4, 2008, September 12, 2008, September 23, 2008, September 29, 2008 and October 10, 2008, and

•                  the description of our class A common shares which appears in our Registration Statement on Form 8-A dated July 28, 2000, as amended on April 23, 2007, for the registration of the class A common shares under Section 12(b) of the Securities Exchange Act of 1934, and

•                  the description of the Rights under the Rights Agreement, dated as of June 1, 2000 and amended and restated as of April 12, 2007 and amended on December 10, 2007, which appears in our Registration Statement on Form 8-A dated July 28, 2000, as amended on April 23, 2007, for the registration of the Rights under Section 12(b) of the Securities Exchange Act of 1934, or the Exchange Act.

All documents that we file with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of this prospectus and before the termination or completion of this offering of class A common shares shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents. Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We shall provide you without charge, upon your written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents that are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to the Secretary, Orient-Express Hotels Inc., 1114 Avenue of the Americas, New York, New York 10036 (telephone 212-302-5055).

We are a Bermuda company and a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a result, (1) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, and (2) transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The expenses of the issuance and distribution of the securities being registered hereby, other than selling discounts and commissions, are estimated as follows:

Securities and Exchange Commission registration fee	$0	*
Legal fees and expenses	100,000
Accountants’ fees and expenses	120,000
Miscellaneous	10,000
Printing fees	20,000
Total	$250,000

*              Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

                All of such expenses will be paid by the registrant.

Item 15. Indemnification of Directors and Officers.

Bye-Laws 122-125 of the registrant provide as follows (references therein to Orient-Express Hotels are references to the registrant, and references to the Companies Act mean Bermuda’s Companies Act 1981 and such other statutory corporate enactments in Bermuda as are from time to time in force concerning companies insofar as the same applies to the registrant):

                “122. Subject to the proviso below, every Director, officer of Orient-Express Hotels and member of a committee duly constituted under Bye-Law 88 and any Resident Representative shall be indemnified out of the funds of the Company against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such Director, officer, committee member or Resident Representative and the indemnity contained in this Bye-Law shall extend to any person acting as a Director, officer, committee member or Resident Representative in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election; provided the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Companies Acts. Nothing in this Bye-law or Bye-Laws 123, 124 and 125 below shall operate in favour of any person acting in the capacity of auditor to the Company.

                “123. Every Director, officer, member of a committee duly constituted under Bye-Law 88 or Resident Representative shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Director, officer, committee member or Resident Representative in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

                “124. To the extent that any Director, officer, member of a committee duly constituted under Bye-Law 88 or Resident Representative is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.”

                “125. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Directors in the specific case upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified pursuant to Bye-Laws 122 and 123 or otherwise.

Reference is made to the Indemnification Agreement (Exhibit 99 to this Registration Statement) concerning the indemnification by the registrant of its authorized representative in the United States for purposes of this Registration Statement.

The registrant also maintains directors’ and officers’ liability and corporate reimbursement insurance. Such insurance, subject to annual renewal and certain rights of the insurers to terminate, provides an aggregate maximum of $40 million of coverage to directors and officers of the registrant and its subsidiaries, against claims made during the policy period.

Item 16.  Exhibits.

The index to exhibits appears below on the page immediately following the signature pages of this Registration Statement.

Item 17.  Undertakings.

(1)           The undersigned registrant hereby undertakes:

(a)                                  to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                   to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)                                to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                             to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(b)                                 that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)                                 that, for the purpose of determining any liability under the Securities Act to any purchaser:

(i)                                   each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)                                  that, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                   any preliminary prospectus or prospectus of the undersigned registrant to the offering required to be filed pursuant to Rule 424;

(ii)                                any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)                             the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                            any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(4)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(5)           The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda on the 14th day of November, 2008.

ORIENT-EXPRESS HOTELS LTD.

By:	/s/ Paul M. White
Paul M. White
President and Chief Executive Officer

Each person whose signature appears below hereby constitutes J. Robert Lovejoy, Paul M. White, Martin O’Grady and Edwin S. Hetherington, and each of them singly, his true and lawful attorneys-in-fact with full power to sign on behalf of such person, in the capacities indicated below, any and all amendments to this registration statement (including post-effective amendments) and any subsequent related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and generally to do all such things in the name and on behalf of such person, in the capacities indicated below, to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming the signature of such person as it may be signed by said attorneys-in-fact, or any of them, to any and all amendments to this registration statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and the above power of attorney have been signed below by the following persons in the capacities indicated on November 14, 2008.

Signature	Title

President, Chief Executive Officer and Director
/s/ Paul M. White	(Principal Executive Officer)
Paul M. White

Vice President-Finance and Chief Financial Officer
/s/ Martin O’Grady	(Principal Financial and Accounting Officer)
Martin O’Grady

/s/ John D. Campbell	Director
John D. Campbell

/s/ James B. Hurlock	Chairman and Director
James B. Hurlock

/s/ Prudence M. Leith	Director
Prudence M. Leith

/s/ J. Robert Lovejoy	Director and Authorized Representative in the United States
J. Robert Lovejoy

/s/ Georg R. Rafael	Director
Georg R. Rafael

/s/ James B. Sherwood	Director
James B. Sherwood

Exhibit Number		Description
1.1*	—	Form of Underwriting Agreement or Agency Agreement.
4.1	—	Schedule 1 to the Bye-Laws of the registrant.(1)
4.2	—	Rights Agreement dated as of June 1, 2000, and amended and restated as of April 12, 2007, between the registrant and Computershare Trust Company, N.A., as Rights Agent.(2)
4.3	—	Amendment No. 1 dated December 10, 2007 to the amended and restated Rights Agreement (Exhibit 4.2 above)(3)
4.4*	—	Form of Certificate of Designations for preferred shares.
4.5*	—	Form of Indenture relating to the issuances of debentures, notes, bonds or other evidences of indebtedness.
4.6*	—	Form of debt security.
4.7*	—	Form of Warrant Agreement.
5*	—	Opinion of Appleby.
12.1	—	Statement Regarding Computation of Ratios of Earnings to Fixed Charges.
23.1	—	Consent of Deloitte & Touche LLP.
23.2	—	Consent of Appleby (included in Exhibit 5)
24	—	Powers of Attorney (included in the signature page of this Registration Statement).
25.1*	—	Statement of Eligibility of Trustee under Indenture.
99	—	Indemnification Agreement between the registrant and J. Robert Lovejoy.

*	Incorporated by reference, if necessary, to a corresponding exhibit to a Current Report on Form 8-K in connection with an offering of securities.

(1)	Incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K bearing cover date June 15, 2007.

(2)	Incorporated by reference to Exhibit 1 of Amendment No.1 to the registrant’s Registration Statement on Form 8-A, filed with the U.S. Securities and Exchange Commission on April 23, 2007.

(3)	Incorporated by reference to Exhibit 4.2 to the registrant’s Current Report on Form 8-K bearing cover date December 10, 2007.